Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2978 and 333-32481), and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-47719) of CFC International, Inc. of our report dated February 11, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.






PricewaterhouseCoopers LLP
Chicago, Illinois
March 22, 2000